Exhibit 99

Contact: Roger R. Hopkins, Chief Accounting Officer
Phone: (615) 890-9100

NHI Announces Third Quarter 2014 Results

MURFREESBORO, Tenn. – (November 3, 2014) National Health Investors, Inc. (NYSE:NHI) announced today its Normalized Funds From Operations (“FFO”), its Normalized Adjusted Funds From Operations (“AFFO”), its Normalized Funds Available for Distribution ("FAD") and net income attributable to common stockholders for the three and nine months ended September 30, 2014.

Highlights

•	Normalized FFO per diluted common share increased by 9.4% over the same quarter in 2013; 15.4% year over year

•	Normalized AFFO per diluted common share increased by 4.4% over the same quarter in 2013; 8.9% year over year

•
Subsequent to quarter-end, announced $178 million in new investments consisting of two assisted living communities, and a $154.5 million financing of a continuing care retirement community anticipated to close by November 30, 2014; a total of $233 million in closed or announced investments for 2014 year-to-date.

Financial Results

•
Normalized FFO per diluted common share for the three months ended September 30, 2014 was $1.05, an increase of $0.09, or 9.4%, over the same period in the prior year. Normalized FFO per diluted common share for the nine months ended September 30, 2014, was $3.14, an increase of $0.42, or 15.4%, over the same period in the prior year.

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Normalized AFFO per diluted common share for the three months ended September 30, 2014 was $0.94, an increase of $0.04, or 4.4%, over the same period in the prior year. Normalized AFFO per diluted common share for the nine months ended September 30, 2014 was $2.81, an increase of $0.23, or 8.9%, over the same period in the prior year.

•
Normalized FAD per diluted common share for the three months ended September 30, 2014 was $0.95, an increase of $0.04, or 4.4%, over the same period in the prior year. Normalized FAD for the nine months ended September 30, 2014, was $2.87, an increase of $0.21, or 7.9%, over the same period in the prior year.

•
FFO per diluted common share for the three months ended September 30, 2014, was $1.05, an increase of $0.02, or 1.9%, over the same period in the prior year. FFO per diluted common share for the nine months ended September 30, 2014, was $3.07, an increase of $0.44, or 16.7%, over the same period in the prior year.

•
Net income attributable to common stockholders per diluted common share for the three months ended September 30, 2014, was $0.76, a decrease of $0.77, or 50.3%, over the same period in the prior year. Net income attributable to common stockholders per diluted common share for the nine months ended September 30, 2014, was $2.24, a decrease of $0.57, or 20.3%, over the same period in the prior year. Net income for 2013 included the impact of gains and other income from discontinued operations.

Normalized FFO, Normalized AFFO and Normalized FAD for the nine months ended September 30, 2014 exclude $2,145,000 of debt issuance costs written off as a result of modifications and amendments to our unsecured credit facility.

See our Form 8-K dated May 5, 2014 which describes changes to these previously reported metrics as a result of our revised interpretation of FFO. FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT") and applied by us, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures, if any.

NHI Reports Third Quarter 2014 Results

November 3, 2014

We define Normalized FFO as FFO adjusted for infrequent or unpredictable items detailed in the reconciliations. We define Normalized AFFO as Normalized FFO excluding the effects of straight-line rent income, amortization of debt issuance costs and the non-cash amortization of the original issue discount of our unsecured convertible notes. We define Normalized FAD as Normalized AFFO excluding the effect of non-cash compensation expenses.

The reconciliation of net income attributable to common stockholders to our FFO, Normalized FFO, Normalized AFFO and Normalized FAD is included as a table to this press release and in supplemental data furnished on Form 8-K and is filed in our Form 10-Q with the Securities and Exchange Commission.

2014 Guidance
The Company has adjusted its current Normalized FFO guidance for 2014 to be in the range of $4.18 to $4.20 per diluted common share and Normalized AFFO to be in the range of $3.74 to $3.76 per diluted common share. The Company's guidance range for the full year 2014, with underlying assumptions and timing of certain transactions, is set forth and reconciled below:

	Full-Year 2014 Range
	Low	High
Net income per diluted share attributable to common stockholders	$3.00	$3.02
Plus: Depreciation	1.12	1.12
Plus: Debt issuance costs expensed due to credit facility modifications	.06	.06
Normalized FFO per diluted common share	$4.18	$4.20
Less: Straight-line rental income	(0.52)	(0.52)
Plus: Amortization of debt issuance costs	0.06	0.06
Plus: Amortization of original issue discount	0.02	0.02
Normalized AFFO per diluted common share	$3.74	$3.76

The Company’s guidance range reflects the existence of volatile economic conditions, but does not assume any material deterioration in tenant credit quality and/or performance of its portfolio. The guidance is based on a number of assumptions, many of which are outside the Company’s control and all of which are subject to change. The Company’s guidance may change if actual results vary from these assumptions.

Investor Conference Call and Webcast
NHI will host a conference call on Tuesday, November 4, 2014, at 9 a.m. ET, to discuss third quarter results. The number to call for this interactive teleconference is (212) 231-2900 with the confirmation number, 21737336. The live broadcast of NHI's second quarter conference call will be available online at www.nhireit.com. The online replay will follow shortly after the call and continue for approximately 90 days.

About National Health Investors
National Health Investors, Inc. (NYSE: NHI), a Maryland corporation incorporated and publicly listed in 1991, is a healthcare real estate investment trust (REIT) specializing in financing healthcare real estate by purchase and leaseback transactions, RIDEA transactions and by mortgage loans. NHI’s investments include senior housing (assisted living, memory care, independent living and senior living campuses), skilled nursing, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements may involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release. Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI's Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC's web site at www.sec.gov or on NHI's web site at www.nhireit.com.

NHI Reports Third Quarter 2014 Results

November 3, 2014

Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD
(in thousands, except share and per share amounts)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income attributable to common stockholders	$25,250	$42,744	$74,080	$78,408
Elimination of certain non-cash items in net income:
Depreciation in continuing operations	9,596	5,565	28,373	14,204
Depreciation related to noncontrolling interest	(248)	(226)	(742)	(401)
Depreciation in discontinued operations	—	167	—	501
Net gain on sales of real estate	—	(19,370)	—	(19,370)
Funds from operations	$34,598	$28,880	101,711	73,342
Debt issuance costs expensed due to credit facility modifications	—	—	2,145	353
Acquisition costs under business combination accounting	—	—	—	208
Loan impairment and recoveries of previous write-downs	—	(2,061)	—	1,976
Normalized FFO	$34,598	$26,819	103,856	75,879
Straight-line lease revenue, net	(4,203)	(1,713)	(12,692)	(4,408)
Straight-line lease revenue, net, related to noncontrolling interest	13	—	47	—
Amortization of original issue discount	252	—	530	—
Amortization of debt issuance costs	508	110	1,363	596
Normalized AFFO	31,168	25,216	93,104	72,067
Non-cash stock based compensation	223	253	1,796	2,086
Normalized FAD	31,391	25,469	$94,900	$74,153

BASIC
Weighted average common shares outstanding	33,055,992	27,876,176	33,053,386	27,872,805
FFO per common share	$1.05	$1.04	$3.08	$2.63
Normalized FFO per common share	$1.05	$.96	$3.14	$2.72
Normalized AFFO per common share	$.94	$.90	$2.82	$2.59
Normalized FAD per common share	$.95	$.91	$2.87	$2.66

DILUTED
Weighted average common shares outstanding	33,088,570	27,905,545	33,087,029	27,906,914
FFO per common share	$1.05	$1.03	$3.07	$2.63
Normalized FFO per common share	$1.05	$.96	$3.14	$2.72
Normalized AFFO per common share	$.94	$.90	$2.81	$2.58
Normalized FAD per common share	$.95	$.91	$2.87	$2.66

See Notes to Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD.

NOTE: FFO and Normalized FFO per diluted common share for the three months ended September 30, 2013 both differ by $.02, respectively, and for the nine months ended September 30, 2013 both differ by $.06, respectively, from the amounts previously reported as a result of our revised interpretation of the NAREIT definition of FFO. Normalized FAD per diluted common share for the nine months ended September 30, 2013 differs by $.02, from the amount previously reported as a result of changes we made to our definition of FAD. See our Form 8-K dated May 5, 2014 which describes these revisions.

NHI Reports Third Quarter 2014 Results

November 3, 2014

Notes to Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD

These supplemental operating performance measures may not be comparable to similarly titled measures used by other REITs. Consequently, our Funds From Operations ("FFO"), Normalized FFO, Normalized Adjusted Funds From Operations ("AFFO") and Normalized Funds Available for Distribution ("FAD") may not provide a meaningful measure of our performance as compared to that of other REITs. Since other REITs may not use our definition of these operating performance measures, caution should be exercised when comparing our Company's FFO, Normalized FFO, Normalized AFFO and Normalized FAD to that of other REITs. These financial performance measures do not represent cash generated from operating activities in accordance with generally accepted accounting principles ("GAAP") (these measures do not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP as a measure of liquidity, and are not necessarily indicative of cash available to fund cash needs.

Funds From Operations - FFO

FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT") and applied by us, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures, if any. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs. Diluted FFO assumes the exercise of stock options and other potentially dilutive securities. Normalized FFO excludes from FFO certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing FFO for the current period to similar prior periods, and may include, but are not limited to, impairment of non-real estate assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, and recoveries of previous write-downs.

We believe that FFO and normalized FFO are important supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO. The term FFO was designed by the REIT industry to address this issue.

Adjusted Funds From Operations - AFFO

In addition to the adjustments included in the calculation of normalized FFO, normalized AFFO excludes the impact of any straight-line rent revenue, amortization of the original issue discount on our convertible senior notes and amortization of debt issuance costs.

We believe that normalized AFFO is an important supplemental measure of operating performance for a REIT. GAAP requires a lessor to recognize contractual lease payments into income on a straight-line basis over the expected term of the lease. This straight-line adjustment has the effect of reporting lease income that is significantly more or less than the contractual cash flows received pursuant to the terms of the lease agreement. GAAP also requires the original issue discount of our convertible senior notes and debt issuance costs to be amortized as non-cash adjustments to earnings. Normalized AFFO is useful to our investors as it reflects the growth inherent in the contractual lease payments of our real estate portfolio.

Funds Available for Distribution - FAD

In addition to the adjustments included in the calculation of normalized AFFO, normalized FAD excludes the impact of non-cash stock based compensation.

We believe that normalized FAD is an important supplemental measure of operating performance for a REIT as a useful indicator of the ability to distribute dividends to shareholders.

NHI Reports Third Quarter 2014 Results

November 3, 2014

Condensed Statements of Income
(in thousands, except share and per share amounts)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenues:
Rental income	$41,669	$27,873	$123,335	$76,045
Interest income from mortgage and other notes	1,754	1,936	5,258	5,877
Investment income and other	1,055	1,040	3,182	3,154
	44,478	30,849	131,775	85,076
Expenses:
Depreciation	9,596	5,565	28,373	14,204
Interest, including amortization of debt discount and issuance costs	7,005	3,290	20,720	6,011
Legal	66	55	149	621
Franchise, excise and other taxes	78	80	790	316
General and administrative	2,164	1,757	6,948	7,171
Loan and realty losses (recoveries), net	—	(2,061)	—	1,976
	18,909	8,686	56,980	30,299
Income before equity-method investee, discontinued operations
and noncontrolling interest	25,569	22,163	74,795	54,777
Income from equity-method investee	(53)	178	157	269
Income from continuing operations	25,516	22,341	74,952	55,046
Income from discontinued operations	—	20,709	—	24,026
Net income	25,516	43,050	74,952	79,072
Net income attributable to noncontrolling interest	(266)	(306)	(872)	(664)
Net income attributable to common stockholders	$25,250	$42,744	$74,080	$78,408

Weighted average common shares outstanding:
Basic	33,055,992	27,876,176	33,053,386	27,872,805
Diluted	33,088,570	27,905,545	33,087,029	27,906,914

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$.76	$.79	$2.24	$1.95
Discontinued operations	—	.74	—	.86
Net income attributable to common stockholders	$.76	$1.53	$2.24	$2.81

Diluted:
Income from continuing operations attributable to common stockholders	$.76	$.79	$2.24	$1.95
Discontinued operations	—	.74	—	.86
Net income attributable to common stockholders	$.76	$1.53	$2.24	$2.81

Regular dividends declared per common share	$.77	$.735	$2.31	$2.17

NHI Reports Third Quarter 2014 Results

November 3, 2014

Selected Balance Sheet Data
(in thousands)
	September 30, 2014	December 31, 2013

Real estate properties, net	$1,290,535	$1,247,740
Mortgage and other notes receivable, net	60,728	60,639
Investment in preferred stock, at cost	38,132	38,132
Cash and cash equivalents	3,559	11,312
Marketable securities	13,275	12,650
Straight-line rent receivable	31,383	18,691
Equity-method investment and other assets	50,556	66,656
Debt	640,963	617,080
National Health Investors Stockholders' equity	771,123	766,546